UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2012

MAGELLAN MIDSTREAM PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 24, 2012, Magellan Midstream Partners, L.P. (the “Partnership”) held its Annual Meeting of Limited Partners (“Annual Meeting”) pursuant to due notice. Holders of a total of 99,947,663 common units, or 88.37% of the Partnership’s common units outstanding, were present in person or by proxy at the Annual Meeting. The voting results follow:

1.	Two Class I directors of the Partnership’s general partner’s board of directors were elected to serve until the 2015 Annual Meeting by the following votes:

Director	For	Withheld

Robert G. Croyle	56,037,300	1,077,837
Barry R. Pearl	55,174,031	1,941,106

2.	The following resolution was approved by the following votes:
RESOLVED that the unitholders of Magellan Midstream Partners, L.P. (the “Partnership”) approve, on an advisory basis, the compensation of the Partnership’s named executive officers, as described in the section in the proxy statement entitled “Compensation of Directors and Executive Officers,” in accordance with the compensation disclosure rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

For	Against	Abstain

54,352,829	1,792,162	970,146

3.	The appointment of Ernst & Young LLP to audit the Partnership's 2012 financial statements was ratified by the following votes:

For	Against	Abstain

96,460,483	3,259,692	227,488

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: April 26, 2012	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary